UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 16, 2005 (December 16, 2005)
ARGO-TECH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-38223	31-1521125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
23555 Euclid Avenue
Cleveland, Ohio 44117-1795
(Address of Principal Executive Offices Including Zip Code)
(216) 692-6000
(Registrants’ Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     As disclosed under Item 5.02, Argo-Tech Corporation (the “Company”) appointed John S. Glover as Vice President and Chief Financial Officer on December 16, 2005. The description of Mr. Glover’s employment arrangement in Item 5.02 is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 16, 2005, the Board of Directors of the Company appointed John S. Glover as Vice President and Chief Financial Officer. Mr. Glover, 57, has been Vice President Finance and Information Systems with Argo-Tech Corporation (Costa Mesa), a wholly owned subsidiary of the Company, since November 2000. He was also Acting General Manager of the Carter Cryogenic Products Division of Argo-Tech Corporation (Costa Mesa) from June 2004 to June 2005.
Mr. Glover will receive an annual base salary of $200,000 per year and will be eligible to receive an annual bonus of 45% of his annual base salary at target-level performance. Mr. Glover will also be eligible to participate in the Company’s employee benefit plans at the level of other officers of the Company of similar rank and will receive an annual automobile allowance of $5,000. In connection with the appointment, Mr. Glover will be relocating to Cleveland, Ohio, and his relocation expense will be reimbursed by the Company.
Additionally, Mr. Glover also has a pre-existing Change in Control Agreement, dated as of October 28, 2005 (the “Agreement”), with the Company, which was entered into in connection with the merger of AT Holdings Corporation, the parent corporation of the Company (“AT Holdings”), with a subsidiary of V.G.A.T. Investors, LLC (“VGAT”), with AT Holdings surviving as a wholly owned subsidiary of VGAT (the “Merger”). Under the Agreement, if, in connection with or within six months of a Change in Control (as defined in the Agreement) of the Company, Mr. Glover is terminated other than for Cause (as defined in the Agreement), Disability (as defined in the Agreement) or death or voluntarily terminates his employment for Good Reason (as defined in the Agreement), he will be entitled to receive severance payments equal to (a) his then current base salary and annual bonus for the preceding fiscal year and (b) continuing health care coverage until the earlier of (i) one year following his departure and (ii) the date he becomes eligible for comparable coverage under health plans of any successor employer.
In connection with the completion of the Merger, Mr. Glover contributed an option to purchase 2,600 shares of AT Holdings common stock in exchange for an option to purchase 2,600 Class A Units of VGAT. The Class A Unit option represents the same proportionate interest in VGAT as the option contributed by Mr. Glover represented in AT Holdings. The option is exercisable at any time until its termination on March 12, 2012.
In addition, pursuant to an Incentive Unit Grant Agreement, dated as of October 28, 2005, between VGAT and Mr. Glover (the “Unit Agreement”), which was also entered into in connection with the Merger, Mr. Glover received 1,704 Class B Units of VGAT and 1,704 Class C Units of VGAT. The Class B Units will vest in five equal installments at the end of each fiscal year of the Company commencing at the end of the fiscal year ended October 31, 2006. The Class C Units will vest in five equal installments at the end of each fiscal year of the Company commencing at the end of the fiscal year ended October 31, 2006, subject to the satisfaction of certain financial conditions.
     The Class A Unit option, Class B Units and the Class C Units are subject to repurchase by VGAT upon the termination of Mr. Glover’s employment for any reason. All Class B Units and Class C Units that have not vested upon Mr. Glover’s termination will be forfeited. Additionally, upon the occurrence of a Company Sale (as defined in the Unit Agreement) prior to the fourth anniversary of the end of the fiscal year ended October 31, 2006, all unvested and nonforfeited Class B Units and Class C Units (subject to certain financial conditions) shall become vested.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ARGO-TECH CORPORATION
By: /s/ Paul R. Keen
       Name: Paul R. Keen
       Title: Executive Vice President, General Counsel and Secretary
Date: December 16, 2005